                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   8X8, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                                              PRELIMINARY COPIES

                                   8X8, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 14, 2000
                            ------------------------

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of 8x8, Inc., a Delaware corporation (the "Company"), will be held on Monday, August 14, 2000 at 2:00 p.m., local time, at the offices of the Company at 2445 Mission College Boulevard, Santa Clara, California 95054, for the following purposes:

     1. To elect seven directors to serve for the ensuing year or until their successors are elected and duly qualified;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending March 31, 2001;

     3. To approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to change the Company's name to "Netergy Networks, Inc.;"

     4. To approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 40,000,000 to 100,000,000;

     5. To approve an amendment to the Company's 1996 Stock Option Plan (the "Plan") to increase the number of shares of common stock authorized for issuance over the term of the Plan by an additional 2,000,000 shares;

     6. To approve amendment of the Company's 1996 Director Option Plan (the "Director Plan") to (i) increase the aggregate number of shares of common stock authorized for issuance under such plan by 350,000 shares, from 150,000 shares to 500,000 shares and (ii) provide for an increase in the number of shares granted pursuant to non-discretionary option grants under the Director Plan;

     7. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on July 5, 2000 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed self-addressed envelope. Any stockholder attending the annual meeting may vote in person even if he or she has previously returned a proxy.

                                       THE BOARD OF DIRECTORS OF 8X8, INC.

Santa Clara, California
July 7, 2000

                             YOUR VOTE IS IMPORTANT

     IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                                              PRELIMINARY COPIES

                                   8X8, INC.
                            ------------------------

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the board of directors of 8x8, Inc. (the "Company") for use at the annual meeting of stockholders to be held August 14, 2000 at 2:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein. The annual meeting of stockholders will be held at the offices of the Company at 2445 Mission College Boulevard, Santa Clara, California 95054. The telephone number of the Company's offices is (408) 727-1885.

     These proxy solicitation materials and the Company's annual report to stockholders for the year ended March 31, 2000 (the Company's fiscal 2000), including financial statements, were, or shall be, mailed on or about July 14, 2000, to all stockholders entitled to vote at the annual meeting.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on July 5, 2000 (the "Record Date"), are entitled to notice of and to vote at the annual meeting. At this record date, 24,534,160 shares of the Company's common stock were issued and outstanding having a total of 24,534,160 votes, and one share of preferred stock, designated as Special Voting Stock, was issued and outstanding, having a total of 2,107,780 votes.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at or before the taking of the vote at the annual meeting a written notice of revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

VOTING AND SOLICITATION

     Each stockholder holding common stock is entitled to one vote for each share of the Company's common stock they hold on all matters presented at the annual meeting. Stockholders holding a fractional interest in the Special Voting Stock shall be entitled to the number of votes that their fractional interest represents on all matters presented at the meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

     Shares of the Company's common stock and fractional interests in the Special Voting Share represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company's nominees for director; (ii) FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the period ending March 31, 2001; (iii) FOR the amendment of the Company's Restated Certificate of Incorporation, as amended, to change the Company's name to "Netergy Networks, Inc.;" (iv) FOR the amendment of the Company's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares from 40,000,000 to 100,000,000; (v) FOR the amendment of the Plan to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 2,000,000 shares; and (vi) FOR the amendment of the Director Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 350,000 shares, from 150,000 shares to 500,000 shares and provide for an increase in the number of shares granted pursuant to non-discretionary option grants under the plan. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the annual meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the board of directors.

     The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the annual meeting is a majority of the votes eligible to be cast by holders of shares of the Company's common stock issued and outstanding on the record date, July 5, 2000. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the annual meeting with respect to such matter.

     Abstentions shall be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares entitled to vote with respect to a proposal (other than the election of directors). Accordingly, abstentions will have the same effect as a vote against the proposal.

     In instances where brokers are prohibited from exercising discretionary authority for beneficial holders who have not returned a proxy (so-called "broker non-votes"), those shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of shares entitled to vote. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2001 annual meeting of stockholders must be received by the Company no later than March 15, 2001 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

NOMINEES

     The Company has authorized a board of seven directors and seven directors are to be elected at this annual meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each of the directors elected at the annual meeting will hold office until the annual meeting of stockholders in 2001 or until his successor has been duly elected and qualified.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current board of directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director.

     The names of the nominees and certain information about each of them are set forth below.

                                                                                        DIRECTOR
               NAME                 AGE               PRINCIPAL OCCUPATION               SINCE
               ----                 ---   --------------------------------------------  --------
Dr. Paul Voois....................  33    Chairman of the Board and Chief Executive       1997
                                            Officer, 8x8, Inc.
Lee Camp..........................  55    Retired, President and Chief Executive          1999
                                          Officer, Pacific Telesis Enhanced Services
Dr. Bernd Girod...................  42    Professor of Electrical Engineering,            1996
                                          Information Systems Laboratory, Stanford
                                            University
Major General Guy L. Hecker,        68    President, Stafford, Burke and Hecker, Inc.     1997
  Jr..............................          Retired, United States Air Force
Christos Lagomichos...............  45    General Manager, Consumer Broadband Division    2000
                                            of STMicroelectronics NV
Joseph Markee.....................  46    Chairman of the Board, Chief Technical          1999
                                          Officer of Copper Mountain Networks, Inc.
William P. Tai....................  37    General Partner, Institutional Venture          1994
                                          Partners

     Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.

     Dr. Paul Voois has been Chairman and Chief Executive Officer of the Company since January 1998. From January 1997 to January 1998, Dr. Voois served as Executive Vice President and a director of the Company and managed its Advanced Technology group. Dr. Voois joined the Company in September 1994 and served as Manager, Multimedia Codec Development from April 1996 to January 1997. He received a B.S. from Penn State University, an M.S. and a Ph.D. from Stanford University, all in Electrical Engineering.

     Lee Camp has served as a director of the Company since October 1999. From 1995 to 1998, Mr. Camp was President and Chief Executive Officer of Pacific Telesis Enhanced Services, a wholly-owned subsidiary of SBC Corporation, prior to retiring from SBC Corporation after 35 years in 1998. From 1988 to 1995, Mr. Camp served as President and Chief Executive Officer of Pacific Bell Information Services, a wholly-owned subsidiary of Pacific Telesis Group. During his tenure at Pacific Telesis Enhanced Services and Pacific Bell Information Services, he was responsible for most of the respective company's initiatives in new unregulated businesses including entry into video services, the introduction Internet merchant directories and the development and commercialization of voice messaging services. Mr. Camp is also a director of several privately held companies.

     Dr. Bernd Girod has served as a director of the Company since November 1996. Dr. Girod is Professor of Electrical Engineering in the Information Systems Laboratory of Stanford University a position he has held since 1999. Prior faculty appointments include University of Erlangen-Nuremberg, where he was a Chaired Professor of Electrical Engineering/Telecommunications and Director of the Telecommunications Laboratory at the University of Erlangen-Nuremberg in Germany since October 1993, and MIT. His research interests are in the areas of image, video, and multimedia systems. He is or has been involved with several start-up ventures as advisor, investor or founder, among them PictureTel, Polycom, Vivo Software, RealNetworks, InMotion Technologies, Spotlife, Weave Innovations, and GeoVantage. Dr. Girod received a M.S. in Electrical Engineering from the Georgia Institute of Technology and a Doctoral degree from the University of Hannover, Germany. Dr. Girod is a Fellow of the Institute of Electrical and Electronics Engineers.

     General Guy Hecker has served as a director of the Company since August 1997. He has served as the President of Stafford, Burke and Hecker, Inc., a consulting firm based in Alexandria, Virginia, since 1982. Prior to his retirement from the Air Force in 1982, General Hecker's most recent positions included Director of the Air Force Office of Legislative Liaison and an appointment in the Office of the Deputy Chief of Staff, Research, Development and Acquisition for the Air Force. Earlier, he served as a pilot and commander in both fighter and bomber aircraft units, including command of a bomber wing and an air division. During his Air Force career, General Hecker was awarded a number of military decorations, including the Air Force Distinguished Service Medal, the Silver Star, the Legion of Merit (awarded twice) and the Distinguished

Flying Cross. General Hecker received a B.A. from The Citadel, an M.A. in International Relations from George Washington University and an honorary Ph.D. in military science from The Citadel.

     Christos Lagomichos has served as a director of the Company since June 2000. Mr. Lagomichos has been Vice President and General Manager of the Consumer Micro Group and Consumer Broadband Division of STMicroelectronics ("STM") since July 1997. In December 1996, Mr. Lagomichos was promoted to Director of STM's PPG/Semicustom Products Division for the Americas, and was subsequently promoted to Worldwide General Manager of the Division in May 1997. From October 1989 through December 1996, Mr. Lagomichos served as Product Marketing Manager of the Semicustom Business Unit. From 1985 through 1988 he served in various technical roles in STM's Munich design center. Mr. Lagomichos holds an engineering degree from the Technical University of Munich.

     Joseph Markee has served as a director of the Company since October 1999. Mr. Markee co-founded Copper Mountain Networks, a publicly traded company, in March 1996 and has served as Chief Technical Officer of Copper Mountain since December 1998 and as Chairman of Copper Mountain's board of directors since inception. From Copper Mountain's inception in March 1996 to April 1998, he served as its President and Chief Executive Officer and from inception to February 1999, he served as Secretary of Copper Mountain. In June 1987, he co-founded Primary Access, a remote access server company acquired by 3Com Corporation. From June 1987 to January 1996, he served as Vice President of Operations and Vice President of Support of 3Com/Primary Access. Mr. Markee holds a B.S. in Electrical Engineering from the University of California at Davis.

     William P. Tai has served as a director of the Company since April 1994. Since July 1997, Mr. Tai has served as a General Partner of funds managed by Institutional Venture Partners, a venture capital firm. From September 1991 to June 1997, Mr. Tai was associated with the Walden Group of Venture Capital Funds, a venture capital firm, most recently as a General Partner of several funds. From August 1987 to September 1991, Mr. Tai was employed by Alex Brown & Sons Incorporated, most recently as Vice President. Mr. Tai is also a director of several other privately held companies. Mr. Tai received a B.S. in Electrical Engineering from the University of Illinois and an M.B.A. from Harvard Business School.

VOTE REQUIRED AND RECOMMENDATION

     The seven nominees receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum but are not counted as affirmative votes. A broker non-vote will be counted for purposes of determining the presence or absence of a quorum, but, under Delaware law, it will have no other legal effect upon the election of directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH ABOVE.

BOARD MEETINGS AND COMMITTEES

     The board of directors of the Company held a total of fourteen meetings during the fiscal year ended March 31, 2000. No incumbent director attended fewer than 75% of the total number of meetings of the board of directors and committees of the board of directors upon which such director served during fiscal 2000. The board of directors has an audit committee and a compensation committee. The board of directors does not have a nominating committee or any committee performing similar functions.

     The audit committee currently consists of Guy Hecker and William P. Tai. The audit committee reviews the Company's financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of the Company's financial affairs. This committee held one meeting during fiscal 2000.

     The compensation committee currently consists of Bernd Girod and William P. Tai. The compensation committee makes recommendations to the board of directors concerning the compensation for the Company's officers and directors and the administration of the Company's stock option and employee stock purchase plans. This committee held one meeting during fiscal 2000.

COMPENSATION OF DIRECTORS

     Directors receive no cash remuneration for serving on the board of directors but are reimbursed for reasonable expenses incurred by them in attending board and committee meetings upon approval of such reimbursement by the board of directors. Directors are eligible to receive discretionary and non-discretionary grants of stock options under the Director Plan. Non-employee directors receive a non-discretionary option grant upon their initial election to the board of directors and receive additional smaller grants upon their re-election to the board. The initial non-discretionary grant vests annually over a period of four years and subsequent non-discretionary grants vest monthly over a period of 48 months. Grants are not made upon reelection in cases where the initial term is shorter than six months.

     Over time the board has increased the number of shares granted to non-employee directors under the Director Plan to keep pace with market changes and to retain and attract qualified directors. For the period from July 1997 through July 1999, the amounts of non-discretionary options granted to non-employee directors was established as 16,000 shares upon election and 4,000 shares upon re-election. In July 1999 the board increased the non-discretionary grants to 30,000 and 10,000, respectively, and approved one-time grants to non-employee directors serving at the time of the increase so that total option grants to such persons were consistent with the increased amounts. In May 2000 the board again reassessed its compensation policy and determined that another increase in non-discretionary grants to non-employee directors was warranted. As a result of this reevaluation the board increased the amounts of non-discretionary option grants to 40,000 and 15,000, respectively. As detailed in Proposal Five, the board is asking Company shareholders to approve changes to compensation of its non-employee directors under the Director Plan.

     Under the foregoing policies, on July 15, 1999, each of Bernd Girod, Guy Hecker and William P. Tai received an option to purchase 4,000 shares of the Company's common stock upon their re-election to the board of directors. On July 20, 1999, each non-employee director serving at the time was granted one-time grants in accordance with the amended Director Plan, which amounted to grants of 20,000, 6,000 and 6,000 to Guy Hecker, Bernd Girod, and William P. Tai, respectively. In addition, Joe Markee and Lee Camp received options to purchase 30,000 shares of common stock in October 1999 upon their election to the board of directors. Under a policy of his employer, which holds shares in the Company, Mr. Lagomichos does not receive option grants in connection with his service on the board. During fiscal 2000, Dr. Bernd Girod received $24,000 in consideration for technical consulting services that he provided to the Company. In addition, Dr. Girod received a $1,500 bonus from the Company in fiscal 2000.

                                 PROPOSAL TWO:

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The board of directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the year ending March 31, 2001. PricewaterhouseCoopers LLP has served as the Company's independent accountants since 1987. In the event of a negative vote on the ratification of PricewaterhouseCoopers LLP, the board of directors will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

VOTE REQUIRED AND RECOMMENDATION

     Ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants will require the affirmative vote of a majority of the votes entitled to vote on this proposal that are present at the meeting by in person or by proxy. Broker non-votes will not be counted as having been represented.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2001.

                                PROPOSAL THREE:

            AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION,
                 AS AMENDED, TO CHANGE THE NAME OF THE COMPANY

     The board of directors has unanimously adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate"), to change the name of the Company to "Netergy Networks, Inc."

PURPOSE AND EFFECT OF THE AMENDMENT

     The Company desires to change the name of the Company from 8x8, Inc. to Netergy Networks, Inc. in order to align the Company's name with the marketplace for its products and to emphasize the transition of the Company's business from a vendor of products focused primarily on videoconferencing applications to a vendor of Internet protocol (IP) telephony solutions including network software and systems as well as embedded technology.

     Upon consummation of the proposed name change it will not be necessary to surrender stock certificates. Instead, when certificates are presented for transfer, new certificates bearing the name, Netergy Networks, Inc., will be issued. If there exists any circumstance which would make consummation of the name change inadvisable in the judgment of the board of directors, the proposal to amend the Restated Certificate may be terminated by the board of directors either before or after approval of the name change by the stockholders.

VOTE REQUIRED AND RECOMMENDATION

     The affirmative vote of a majority of the Company's outstanding voting shares is required for approval of the amendment to the Company's Restated Certificate authorizing the change in the name of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO NETERGY NETWORKS, INC.

                                 PROPOSAL FOUR:

            AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES

     The board of directors has unanimously adopted, subject to stockholder approval, an amendment to the Restated Certificate to increase the number of authorized shares of common stock from 40,000,000 shares to 100,000,000 shares.

PURPOSE AND EFFECT OF THE AMENDMENT

     The proposed amendment will authorize sufficient additional shares of common stock to provide the Company with the flexibility to make such issuances from time to time for any proper purpose approved by the board of directors, including issuances to effect acquisitions or other corporate transactions and to issue shares in connection with the Plan, Director Plan, stock purchase and other existing employee benefit plans. The proposed amendment to the Restated Certificate, authorizing an additional 60,000,000 shares of common stock, would facilitate the Company's ability to accomplish these goals and other business and financial objectives in the future without the necessity of delaying such activities for further stockholder approval, except as may be required in a particular case by the Company's charter documents, applicable law or the rules of any stock exchange or other system on which the Company's securities may then be listed.

     The additional common stock to be authorized by adoption of the proposed amendment would have the rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of the common stock outstanding, such as dilution of earnings per share and voting rights. The holders of common stock do not presently have preemptive rights to subscribe for the additional common stock proposed to be authorized. If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment of the Company's Restated Certificate with the Secretary of State of the State of Delaware.

     The proposal could have an anti-takeover effect, although that is not its intention. For example, if the Company becomes subject to a hostile takeover attempt, it could try to impede the takeover by issuing shares of common stock, thereby diluting the voting power of the outstanding shares of common stock and increasing the potential cost of the takeover. The availability of this defensive strategy to the Company could discourage unsolicited takeover attempts, and therefore, may limit the opportunity for the Company's stockholders to realize a higher price for their shares than is generally available in the public markets. The board of directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

VOTE REQUIRED AND RECOMMENDATION

     The affirmative vote of a majority of the Company's outstanding voting shares is required for approval of the amendment to the Company's Restated Certificate authorizing an increase in the number of authorized shares of common stock from 40,000,000 to 100,000,000.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                                 PROPOSAL FIVE:

                    AMENDMENT TO THE 1996 STOCK OPTION PLAN

     On April 18, 2000 the board of directors approved an amendment to the Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares, bringing the total number of shares reserved for issuance under the Plan to 6,035,967 shares. Proposal Five seeks stockholder approval of the increase in shares authorized under the Plan. As of June 15, 2000 and after giving effect to the proposed 2,000,000 share increase, there were 3,029,302 shares available for future grant under the Plan. Approval of the amendment of the Plan also perfects the stockholder approval requirement of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), allowing certain option grants to employees to be treated as "incentive stock options" for tax purposes, as described more fully below.

     The board of directors believes that the amendment is necessary to assure that a sufficient reserve of common stock remains available for issuance under the Plan in order to allow the Company to continue to utilize equity incentives to attract and retain the services of key individuals essential to the Company's long-term growth and financial success. The Company relies significantly on equity incentives in the form of stock option grants in order to attract and retain key employees and believes that such equity incentives are necessary for the Company to attract and retain qualified employees.

VOTE REQUIRED AND RECOMMENDATION

     The affirmative vote of at least a majority of the outstanding shares of common stock present in person or by proxy at the annual meeting and entitled to vote is required for approval of the amendment to the Plan. Should such stockholder approval not be obtained, then the 2,000,000 share increase to the share reserve under the Plan will not be implemented, any stock options granted under the Plan on the basis of that increase will immediately terminate without becoming exercisable for the shares of Common Stock subject to those options, and no additional options or stock issuances will be made on the basis of such increase. The Plan will, however, continue in effect, and option grants and direct stock issuances may continue to be made under the Plan until all the shares available for issuance under the Plan has been issued pursuant to such option grants and direct stock issuances.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE PLAN.

     THE FOLLOWING IS A SUMMARY OF THE PLAN

     General. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the Plan. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

     Stock Subject to the Plan. The Plan, as amended, currently provides for the issuance of 6,035,967 shares of common stock. The number of shares subject to the Plan are automatically increased annually on the first day of each Company fiscal year by an amount equal to 5% of the Company's common stock outstanding on the last day of the preceding fiscal year. Shares of common stock subject to stock options or stock purchase rights that expire or become unexercisable return to the Plan and become available for future grant or sale under the Plan.

     Administration. The Plan may generally be administered by the board or a committee or committees appointed by the board (as applicable, the "Administrator").

     Eligibility; Limitations. Nonstatutory stock options and stock purchase rights may be granted under the Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the common stock on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

          (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the Plan generally vest and become exercisable over four years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of common stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

          (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

          (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

          (e) Death or Disability. If an optionee's employment or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the Plan expire on the earlier of (i) 12 months from the date of such termination or (ii) the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

          (f) Nontransferability of Options. Unless the Administrator determines otherwise, options granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

          (g) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

     Stock Purchase Rights. In the case of SPRs, unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

     Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Plan, and the exercise price of any such outstanding option or stock purchase right.

     In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution.

     In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator shall notify the optionee that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

     Amendment and Termination of the Plan. The board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board or shareholders may alter or impair any option or stock purchase right previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date of its approval by the shareholders or the board of the Company, whichever is earlier.

     Federal Income Tax Consequences

     The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of stock purchase rights, and the Company with respect to the grant and exercise of options and stock purchase rights under the Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. Options that do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

     Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

                                 PROPOSAL SIX:

                   AMENDMENT TO THE 1999 DIRECTOR OPTION PLAN

     In May 2000, the board of directors amended the Director Plan, subject to stockholder approval, to (i) increase the aggregate number of shares of common stock authorized for issuance under such plan by 350,000 shares, from 150,000 shares to 500,000 shares and (ii) provide for an increase in the number of shares granted as non-discretionary grants under the Director Plan. Stockholders are requested in this Proposal Six to approve the amendments to the Director Plan.

     The board of directors believes that the amendment is necessary to assure that a sufficient reserve of common stock remains available for issuance under the Director Plan to allow the Company to continue to utilize equity incentives to attract and retain the services of key individuals as directors of the Company to help guide the Company's long-term growth and financial success. In addition, the board of directors believes that the non-discretionary grants provided for in the amended Director Plan are consistent with current compensation practices for non-employee directors and are necessary for the Company to provide sufficient incentives for its non-employee directors. The Company relies almost entirely on equity incentives in the form of stock option grants to attract and retain its non-employee directors and believes that such equity incentives are necessary for the Company to attract and retain qualified non-employee directors.

VOTE REQUIRED AND RECOMMENDATION

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Director Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE DIRECTOR PLAN.

     THE FOLLOWING IS A SUMMARY OF THE DIRECTOR PLAN

     General. The purpose of the Director Plan is to attract and retain the best available personnel for service as non-employee, or "outside" directors of the Company, to provide additional incentive to outside directors of the Company to serve as directors, and to encourage their continued service on the board. The Director Plan provides for both discretionary and non-discretionary grants of nonstatutory stock options. Options granted under the Directors' Plan are not intended to qualify as incentive stock options, as defined under Section 422 of the Code.

     Administration. The Director Plan may be administered by the board of directors of the Company or a committee of the board. The board of directors has the final power to construe and interpret the Director Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration.

     Eligibility. The Director Plan provides that options may be granted only to outside directors of the Company. An "Outside Director" is defined in the Director Plan as a director of the Company and its subsidiaries who is not otherwise an employee of the Company or any subsidiary of the Company.

     Share Reserve. The aggregate number of shares of common stock that may be issued under options granted under the Director Plan, as amended, is 500,000 shares.

     Terms Of Options. Each option under the Director Plan is subject to the following terms and conditions: The board of directors may make discretionary option grants to Outside Directors. Automatic grants shall be made in accordance with the following provisions:

     Each person who is elected or appointed for the first time after March 31, 2000, to be an Outside Director automatically shall, upon the date of his or her initial election or appointment to be an Outside Director by the board of directors or stockholders of the Company, be granted an option (referred to as the "First Option") to purchase 40,000 shares of common stock.

     On the day following each annual meeting of stockholders commencing with this annual meeting, each person who is then an Outside Director automatically shall be granted an option to purchase 15,000 shares of common stock (the "Subsequent Option"); provided, however, that the person must have served as an Outside Director for the six month period preceding the annual meeting.

     Option Exercise. First Options granted under the Director Plan vest and become exercisable as to twenty-five percent (25%) of the shares of common stock subject to the First Option, on each anniversary of its date of grant, provided that said Outside Director continues to serve as a director on such dates. Subsequent Options shall become exercisable as to one forty-eighth ( 1/48) of the shares of common stock subject to the Subsequent Option on each one month anniversary of its date of grant for a four-year period, provided that said Outside Director continues to serve as a director on such dates.

     Exercise Price; Payment. The exercise price of options granted under the Director Plan shall be equal to 100% of the fair market value of the common stock on the date such option is granted. The exercise price of options granted may be paid in (i) in cash or check, (ii) in shares of common stock of the Company at the time the option is exercised or (iii) pursuant to a "same-day" sale program which results in the receipt of cash (or check) by the Company prior to the issuance of shares of the common stock.

     Transferability; Term. Under the Director Plan, an option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution. No option granted under the Director Plan is exercisable by any person after the expiration of ten years from the date the option is granted.

     Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Director Plan as may be determined by the board of directors.

     Adjustment Provisions. If there is any sale of substantially all of the Company's assets, any merger or any consolidation in which the Company is not the surviving corporation or other change in control of the Company, all outstanding awards under the Director Plan may be assumed or substituted for by any surviving entity. If the surviving entity does not assume an outstanding option or substitute for it an equivalent option, the option shall become fully vested and exercisable, including as to shares for which it would not otherwise be exercisable. In such event, the option shall be fully exercisable for thirty
(30) days, after which the option will terminate.

     Duration, Amendment and Termination. The board of directors at any time, and from time to time, may amend the Director Plan and/or some or all outstanding options granted under the Director Plan.

     However, except for adjustments upon changes in stock, as provided for in the Director Plan, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Director Plan to satisfy the requirements of Rule 16b-3 under the Exchange Act or Nasdaq or any securities exchange listing requirements. Rights and obligations under any option granted before any amendment of the Director Plan shall not be impaired by such amendment unless (i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

     Certain Federal Income Tax Information. Stock options granted under the Director Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options. The following is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Director Plan, does not purport to be complete and does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

     Options granted under the Director Plan are nonstatutory options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

                             ADDITIONAL INFORMATION

EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the executive officers of the Company not shown in the table of the nominees for director above:

                   NAME                      AGE                    POSITION
                   ----                      ---                    --------
Dr. Theodore J. Beck.......................  32    Vice President, Manufacturing
Bryan R. Martin............................  32    Chief Technical Officer
Christopher Peters.........................  37    Vice President, Sales and Business
                                                   Development
Dominique Pitteloud........................  38    Vice President, Marketing
David Stoll................................  31    Chief Financial Officer, Vice President,
                                                   Finance and Secretary

     Dr. Theodore J. Beck has been Vice President, Manufacturing of the Company since May 1999. From July 1997 to May 1999, he served as Manufacturing Manager and as Director of Manufacturing of the Company. Dr. Beck joined the Company in December 1996 as Manufacturing Engineer for Systems Products. From 1993 to 1996, he researched the automated identification and subsequent mitigation of interactions between semiconductor processes. From December 1990 to September 1991, he worked as a Robotics Engineer and Project Manager for Automaker, Inc., a manufacturer of custom robotics equipment. Dr. Beck received a B.S. in Electrical Engineering from the University of Texas at Austin, as well as an M.S. in Manufacturing Systems Engineering and a Ph.D. in Electrical Engineering, both from Stanford University.

     Bryan R. Martin has been Chief Technical Officer of the Company since August 1995 and served as a director of the Company from January 1998 through July 1999. Mr. Martin served as Video Project Manager of the Company from April 1995 to August 1995, and as an integrated circuit designer for the Company from April 1990 to April 1995. He received a B.S. and an M.S. in Electrical Engineering from Stanford University.

     Christopher Peters has been Vice President, Sales of the Network Communications Technology Group of the Company since July 1997 and of Business Development since July 1999. Between January 1995 and July 1997, he served at the Company first as East Coast Sales Manager and then as Director of North American OEM Sales. He worked for Media Vision Technology, Inc., a manufacturer of PC multimedia products, from December 1993 through January 1995, where he was an OEM sales manager and Director of OEM Sales. He worked for NCR Microelectronics from 1989 to 1993 as the manager of NCR Microelectronics' East Coast semiconductor design centers and from 1985 to 1989 in various technical roles, including marketing engineer, applications engineer and design engineer. He received a B.S.E.E. from Colorado State University [for consistency I would either add dates to others or delete here].

     Dominique Pitteloud is Vice President of Marketing for the Advanced Telephony Solutions Group of the Company. Prior to joining the Company as part of the acquisition of Odisei S.A. in May 1999, Mr. Pitteloud was Vice President of Sales and Marketing with Odisei, where he led the development of the company's business strategy and financing activities. Prior, he held various technical and management positions at Logitech, including Vice President of the scanner division. He received a B.S. in Telecom from the Swiss engineering school of Yverdon and a M.B.A. from Santa Clara University.

     David M. Stoll was named Acting Chief Financial Officer, Vice President, Finance and Secretary of the Company in August 1999 and was further named Chief Financial Officer in January 2000. Mr. Stoll joined the Company in November 1996 and served previously as the Company's Controller. Prior to joining the Company, Mr. Stoll served as a Finance Manager for Maxtor Corporation and held various positions at PricewaterhouseCoopers LLP, most recently as an Audit Manager. He received a B.A. from Santa Clara University and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation received for services rendered to the Company in all capacities during the fiscal years ended March 31, 2000, 1999 and 1998 by the Company's Chief Executive Officer and the Company's other four most highly compensated executive officers whose salary and bonus for such fiscal year exceeded $100,000 and who served as executive officers of the Company on March 31, 2000. The table also includes information with respect to compensation paid during the same periods to Chris McNiffe who resigned prior to March 31, 2000. The listed individuals are referred to in this Proxy Statement as the "Named Executive Officers".

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                             COMPENSATION
                                                                             ------------
                                                                              SECURITIES      ALL OTHER
                                             FISCAL                           UNDERLYING     COMPENSATION
        NAME AND PRINCIPAL POSITION           YEAR    SALARY($)   BONUS($)    OPTIONS(#)        ($)(1)
        ---------------------------          ------   ---------   --------   ------------    ------------
Paul Voois.................................   2000     190,008     24,062       35,000          1,941
  Chairman and Chief Executive Officer        1999     190,007      2,129      300,000(2)       1,887
                                              1998     169,385    185,832       30,000            641
Keith R. Barraclough(3)....................   2000     190,008    105,500       35,000          1,941
  President and Chief Operating Officer       1999     190,007      9,765      300,000(2)       1,887
                                              1998     169,385    193,764       30,000            641
Christopher Peters.........................   2000     175,095    107,929       80,000          1,995
  Vice President, Sales and Business          1999     164,996      7,786       55,000(2)       1,887
  Development                                 1998     138,877    416,016       30,000            638
Bryan R. Martin............................   2000     190,008     50,000       35,000          1,941
  Chief Technical Officer                     1999     190,007     14,676       55,000(2)       1,887
                                              1998     168,231    109,322       30,000            638
Chris McNiffe(4)...........................   2000     175,392     17,174       35,000          2,008
  Senior Vice President, Sales and
     Marketing                                1999     190,007     26,462       55,000(2)       1,973
                                              1998     169,385     81,145       30,000            773
David M. Stoll(5)..........................   2000     124,871     55,611       43,000          1,918
  Chief Financial Officer, Vice President,
  Finance and Secretary

---------------
(1) Consists of Company contributions to 401(k) plan and value of term life insurance.

(2) Includes grants of options for the following number of shares issued pursuant to a repricing of options on September 21, 1998 accomplished through the cancellation of then existing options and the issuance of new options; Dr. Voois, 225,000 shares; Mr. Barraclough, 225,000 shares; Mr. Peters, 123,000 shares; Mr. Martin, 30,000 shares; Mr. McNiffe, 30,000 shares.

(3) Mr. Barraclough ceased service with the Company in June 2000.

(4) Mr. McNiffe ceased service with the Company in January 2000.

(5) Mr. Stoll became an officer of the Company in January 2000.

     OPTION GRANTS AND HOLDINGS

     The following table provides information with respect to stock option grants to each of the Named Executive Officers during the fiscal year ended March 31, 2000:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      PERCENT OF                                  POTENTIAL REALIZABLE
                                        TOTAL                                       VALUE AT ASSUMED
                        NUMBER OF      OPTIONS                                   ANNUAL RATES OF STOCK
                       SECURITIES     GRANTED TO                                 PRICE APPRECIATION FOR
                       UNDERLYING     EMPLOYEES     EXERCISE OR                      OPTION TERM(2)
                         OPTIONS      IN FISCAL     BASE PRICE     EXPIRATION    ----------------------
        NAME           GRANTED (#)     YEAR(1)       ($/SHARE)        DATE        5% ($)      10% ($)
        ----           -----------    ----------    -----------    ----------    --------    ----------
Paul Voois...........   15,000(3)        0.7          $  4.50       04/09/09     $ 42,450    $  107,578
                        20,000(4)        1.0             4.00       07/20/09       50,312       127,499
Keith R.
  Barraclough........   15,000(3)        0.7          $  4.50       04/09/09     $ 42,450    $  107,578
                        20,000(4)        1.0             4.00       07/20/09       50,312       127,499
Christopher Peters...   10,000(3)        0.5          $  4.50       04/09/09     $ 28,300    $   71,718
                        20,000(4)        1.0             4.00       07/20/09       50,312       127,499
                        50,000(4)        2.5            18.00       02/15/10      566,005     1,434,368
Bryan R. Martin......   15,000(3)        0.7          $  4.50       04/09/09     $ 42,450    $  107,578
                        20,000(4)        1.0             4.00       07/20/09       50,312       127,499
Chris McNiffe........   15,000(3)        0.7          $  4.50       04/09/09     $ 42,450    $  107,578
                        20,000(4)        1.0             4.00       07/20/09       50,312       127,499
David M. Stoll.......    1,500(3)        0.1          $  4.50       01/20/09     $  4,245    $   10,758
                        10,000(4)        0.5            3.125       08/17/09       19,653        49,804
                        31,500(4)        1.6             7.25       01/18/10      143,624       363,971

---------------
(1) The Company granted options representing 2,001,015 shares to employees during fiscal 2000.

(2) Potential gains are net of the exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Company common stock price. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period.

(3) 1/4 of the shares vest six months after April 9, 1999, and 1/18 of the remaining shares vest on the last day of each full month thereafter. The term of each option is ten years. The exercise price of each option granted equals the fair market value of the common stock of the Company on the date of grant.

(4) The options vest at a rate of 1/48 of the shares at the end of each month, subject to continued service as an employee, consultant or director. The term of each option is ten years. The exercise price of each option granted equals the fair market value of the Common Stock of the Company on the date of grant.

     The following table provides information with respect to option exercises during the year ended March 31, 2000 and the value of stock options held as of March 31, 2000 by each of the Named Executive Officers:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                            NUMBER OF
                                                      SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                     UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                           SHARES        VALUE        FISCAL YEAR END(#)(3)       AT FISCAL YEAR END ($)(3)
                        ACQUIRED BY     REALIZED   ---------------------------   ---------------------------
        NAME           EXERCISE(#)(1)    ($)(2)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           --------------   --------   -----------   -------------   -----------   -------------
Paul Voois...........       6,274       $ 26,274     216,472        137,528      $5,797,896     $3,639,854
Keith R.
  Barraclough........      40,843        667,462     204,015        136,985       5,510,086      3,624,039
Christopher Peters...      13,570        285,215      85,661        120,778       2,281,387      2,468,469
Bryan R. Martin......       6,274         26,274      39,685         50,315       1,047,927      1,319,823
Chris McNiffe(4).....      35,936        279,364          --             --              --             --
David M. Stoll.......       7,500         65,395      21,705         57,295         553,552      1,195,026

---------------
(1) Includes shares acquired pursuant to the Company's 1996 Employee Stock Purchase Plan.

(2) The value realized by stock option exercise was calculated by determining the difference between the exercise price and the fair market value on the date of exercise.

(3) The value of unexercised options is based upon the difference between the exercise price and the closing price on the Nasdaq National Market on March 31, 2000 of $29.625.

(4) Mr. McNiffe ceased employment with the Company in January 2000. All unexercised outstanding options were cancelled prior to the end of fiscal 2000.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     In May 1999, we entered into an employment and stock restriction agreement with Dominique Pitteloud, Vice President, Marketing -- Advanced Telephony Solutions Group. The agreement provides for a starting annual base salary of $165,000, which may be increased at the discretion of our Compensation Committee. The agreement also provides Mr. Pitteloud with an incentive stock option to purchase 75,000 shares of common stock, which is subject to time-based vesting over a four-year period. Additionally, Mr. Pitteloud received 303,200 shares of the Company's common stock pursuant to the Company's acquisition of Odisei in May 1999, of which 151,600 shares remained subject to repurchase at $0.25 per share ("Unvested Shares"). The number of shares subject to repurchase is reduced by 1/24 each month so long as Mr. Pitteloud remains employed by the Company. In the event Mr. Pitteloud is terminated without cause or constructively terminated upon a change of control, 100% of the outstanding options and Unvested Shares then held by Mr. Pitteloud will accelerate and vest and he shall be entitled to receive one year of annual salary then in effect. "Constructive termination" is defined in the agreement as a voluntary termination of employment after his duties or benefits are materially reduced. The agreement provides that Mr. Pitteloud is employed "at-will," and the employment relationship may be terminated for any reason at any time, but if we terminate Mr. Pitteloud's employment without cause or if Mr. Pitteloud voluntarily terminates his employment after his duties or benefits are materially reduced, all Unvested Shares will accelerate and vest.

     In the event an individual or corporate entity and any related parties cumulatively acquire at least 35% of the Company's fully diluted stock, all stock options or stock subject to repurchase by the Company held by officers under any stock option plan shall vest immediately without regard to the term of the option. In addition, in such an event, each officer shall be entitled to one
(1) year severance pay and continuing medical benefits for life after leaving the Company, provided that such medical benefits shall cease should such officer accept employment with a competing company.

     In July 2000, the Company and Keith Barraclough, the Company's former President and Chief Operating Officer, entered into a Settlement Agreement and Release. Upon signing this agreement Mr. Barraclough received a cash payment of $95,000 and will receive a second payment of $95,000 in December 2000 provided that he does not provide services for companies that compete with the Company. In addition, the Company agreed to accelerate the vesting of certain unvested options held by Mr. Barraclough so that in effect, Mr. Barraclough will be able to exercise options in amounts as if he were employed by the Company through January 31, 2001. The total number of exercisable options held by Mr. Barraclough after effectiveness of the Settlement Agreement provided Mr. Barraclough with the right to purchase 345,892 shares of common stock. The Company also agreed to loan Mr. Barraclough up to $873,487 solely for the purpose of exercising options for the purchase of Company common stock. Any loan extended will bear interest at market rates and will be secured by the stock received upon exercise of the options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The compensation committee of the board of directors currently consists of Bernd Girod and William P. Tai. Neither individual was at any time since the formation of the Company an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's board of directors or compensation committee. The Company's employee directors, which included Messrs. Barraclough, Martin, Voois as well as Chris McNiffe and Dr. Samuel Wang during fiscal 2000, all participated in deliberations of the Company's board of directors concerning executive officer compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In July 1996, certain officers of the Company entered into partial recourse promissory notes (the "Notes") in connection with the purchase of the Company's common stock (at a price of $0.50 per share) through the exercise of stock options. Each of these Notes carried an interest rate of 6.4% per year, and were secured by the shares of the Company's common stock held by such respective officers. During fiscal 2000, all outstanding Notes were either repaid or were forgiven by the Company pursuant to the repurchase of common stock secured by the Notes. Notes forgiven during fiscal 2000 pursuant to the repurchase of common stock were as follows: $4,784 for Dr. Samuel Wang, $11,787 for Michael Noonen and $6,578 for Sandra Abbott. The greatest Note amounts outstanding during fiscal 2000 (including unpaid accrued interest) were as follows: $16,053 for Ms. Abbott, $99,002 for Bryan Martin, $108,660 for Chris McNiffe, $75,065 for Mr. Noonen and $19,843 for Dr. Wang. The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been otherwise obtained from unaffiliated third parties. All future transactions, including loans (if any), between the Company and its officers, directors and principal stockholders and their affiliates will be approved by a majority of the board of directors, including a majority of the independent and disinterested outside directors of the board of directors, and will be on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

     In January 2000, the Company entered into a multi-faceted strategic relationship with STMicroelectronics NV ("STM"). As part of the arrangement, STM purchased 3.7 million shares of Company common stock for $27.75 million, agreed to license certain of the Company's intellectual property and agreed to develop products with the Company. Under the relationship STM guaranteed the Company royalty payments and engineering services totaling $1.0 million. In connection with the transaction, Christos Lagomichos, Vice President and General Manager of the Consumer Micro Group and Consumer Broadband Division of STM, joined the Company's board of directors. So long as STM holds at least 10% of the Company's outstanding common stock, the Company's board of directors is obligated to nominate for election to the board of directors one qualified nominee selected by STM. STM has requested and the board of directors has agreed to nominate Mr. Lagomichos for election to the board at the annual meeting.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The following is the report of the compensation committee of the board of directors describing compensation policies and rationales applicable to the Company's executive officers with respect to compensation paid to such executive officers for fiscal 2000. The compensation committee makes recommendations to the board concerning the compensation for the Company's executive officers. The board of directors is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers, based on part upon recommendations of the compensation committee.

  Compensation Philosophy

     The general philosophy of the Company's compensation program is to offer executive officers competitive compensation based both on the Company's performance and on the individual's contribution and performance. The Company's compensation policies are intended to motivate, reward and retain highly qualified executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

     There are three main components in the Company's executive compensation program: base salary, incentive bonus and stock incentives.

  Base Salary

     The salaries of the executive officers, including the Chief Executive Officer, are determined annually by the compensation committee and the board of directors with reference to surveys of salaries paid to executives with similar responsibilities at comparable companies, generally in the high technology industry and often within the Company's geographic area. The peer group for each executive officer is composed of executives whose responsibilities are similar in scope and content. The Company seeks to set executive compensation levels that are competitive with the average levels of peer group compensation.

  Incentive Bonus

     Annual incentive bonuses for executive officers are intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer. The Company's profit sharing plan provides for additional compensation to all employees of the Company equal to up to 15% of the Company's quarterly net income. Of this amount, one third is shared by all employees, one third is shared among employees within certain business units, and one third is shared by officers. Additionally, the plan provides for payment of certain discretionary bonuses based on criteria established by the Company's board of directors and management. During fiscal 2000, these discretionary bonuses were related primarily to establishing certain strategic customer partnerships and the achievement of the goal of raising additional capital.

  Stock Incentives

     The Company utilizes stock options as long term incentives to reward and retain executive officers. The compensation committee believes that this practice links management interests with stockholder interests and motivates executive officers to make long-term decisions that are in the best interests of the Company. The committee also believes that executive officers and other key employees should own a significant percentage of the Company's stock. Generally, stock options vest over four years after the grant date and optionees must be employed by the Company at the time of vesting in order to exercise the options. The vesting of certain options accelerates in relation to the achievement of specified business goals to which the optionee is expected to significantly contribute.

     The committee believes that stock option grants provide an incentive that focuses the executives' attention on the Company from the perspective of an owner with an equity stake in the business. Because options are typically granted with an exercise price equal to the fair market value of the Company's common stock on the date of grant, the Company's stock options are tied to the future performance of the Company's common stock and will provide value to the recipient only when the price of the Company's stock increases above the exercise price, that is, only to the extent that stockholders as a whole have benefited.

  Compensation of the Chief Executive Officer

     Dr. Voois has been the Company's Chief Executive Officer since January 1998. His annual base salary was $190,000 in fiscal 2000. During fiscal 2000, Dr. Voois received bonuses totaling $24,062. This amount consisted of a $4,000 bonus related to the successful issuance of a patent in fiscal 2000, as well as amounts totaling $20,062 related to cash payouts under the Company's sabbatical and vacation benefit programs. In April 1999, Dr. Voois was granted an option to purchase 15,000 shares of the Company's common stock at a price of $4.50 per share, which represented the fair market value of the Company's stock on the date of grant. One-fourth of the shares vest six months after April 9, 1999, and 1/18 of the remaining shares vest on the last day of each full month thereafter. In July 1999, Dr. Voois was granted an option to purchase 20,000 shares of the Company's common stock at a price of $4.00 per share, which represented the fair market value of the Company's stock on the date of grant. This grant will vest monthly for 48 months.

                                          COMPENSATION COMMITTEE

                                          Bernd Girod
                                          William Tai

STOCK PERFORMANCE GRAPH

     The following line graph compares the cumulative total stockholder return for the Company's common stock with the Nasdaq Stock Market (US) Composite Index and the Nasdaq Computer Index for the period commencing July 2, 1997 and ending March 31, 2000. The graph assumes that $100 was invested on the date of the Company's initial public offering, July 2, 1997, and that all dividends for the respective Nasdaq indexes have been reinvested. The Company has never paid dividends on its common stock and has no present plans to do so. Historic stock price performance should not be considered indicative of future stock price performance.
STOCK PERFORMANCE GRAPH

                                                                                NASDAQ COMPOSITE             NASDAQ COMPUTER
                                                        8X8, INC.                     INDEX                       INDEX
                                                        ---------               ----------------             ---------------
7/2/1997                                                   100                         100                         100
3/31/98                                                    108                         128                         131
3/31/99                                                     59                         171                         221
3/31/00                                                    456                         318                         458

SECURITY OWNERSHIP

     The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock as of June 15, 2000 by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially 5% or more of the Company's common stock, (ii) each of the Company's directors (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Company common stock shown as beneficially owned by them, subject to community property laws where applicable, and the address of each listed stockholder is c/o 8x8, Inc., 2445 Mission College Boulevard, Santa Clara, CA 95054.

                                                                NUMBER OF SHARES       PERCENTAGE OF
                      NAME AND ADDRESS                        BENEFICIALLY OWNED(1)   TOTAL SHARES(2)
                      ----------------                        ---------------------   ---------------
STMicroelectronics NV(3)....................................        3,700,000              16.0%
  Route de Pre-Bois
  ICC Bloc A
  1215 Geneva 15 Switzerland
Citadel Limited Partnership(4)..............................        1,275,116               5.2%
  225 West Washington Street
  Chicago, Illinois 60606
Paul Voois(5)...............................................          344,561               1.5%
Keith R. Barraclough(5).....................................          305,913               1.3%
Bryan R. Martin(5)(6).......................................          209,461                 *
Guy L. Hecker, Jr.(5).......................................          186,082                 *
Chris McNiffe...............................................          137,027                 *
Christopher Peters(5).......................................          121,791                 *
Bernd Girod(5)..............................................           90,019                 *
William P. Tai(5)...........................................           66,582                 *
David M. Stoll(5)...........................................           30,787                 *
All directors and officers as a group (13                           1,870,227               7.8%
  persons)(5)(6)(7).........................................

---------------
  * Less than 1%

(1) The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission (the "Commission"). Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power, and also includes any shares which the person has the right to acquire within 60 days after March 31, 2000.

(2) Percentage of ownership is based on 23,059,076 shares of Company common stock outstanding as of June 15, 2000, plus any shares issuable pursuant to options held, as of June 15, 2000, by the person in question which may be exercised within 60 days of June 15, 2000.

(3) Based on a Schedule 13D filed with the Securities and Exchange Commission on March 3, 2000 and reflecting ownership of Company Common Stock as of February 22, 2000. One of our directors, Christos Lagomichos, serves as Vice President and General Manager of the Consumer Micro Group and Consumer Broadband Division of STM.

(4) Citadel Limited Partnership is the trading manager of each of Fisher Capital Ltd. and Wingate Capital Ltd. (collectively, the "Citadel Entities") and consequently has voting control and investment discretion over securities held by the Citadel Entities. Kenneth C. Griffin indirectly controls Citadel Limited Partnership. The ownership information is based on shares of common stock issuable upon the conversion or exercise of the $7.5 million of convertible subordinated debentures and related warrants held by the Citadel Entities at June 15, 2000. Mr. Griffin and each of the Citadel Entities disclaims beneficial ownership of the shares held by the other Citadel Entities.

(5) Includes the following number of shares subject to options that were exercisable at or within 60 days after June 15, 2000: Dr. Voois, 291,806; Mr. Barraclough, 278,806; Mr. Martin, 49,059; Mr. Hecker, 16,082;

    Mr. Peters, 104,933; Dr. Girod, 40,019; Mr. Tai, 41,582; Mr. Stoll, 30,787;
    Mr. Dominique Pitteloud, 21,874; Mr. Ted Beck, 38,160 and all directors and officers as a group, 913,109.

(6) Includes 1,196 shares that were, as of June 15, 2000, subject to a right of repurchase in favor of the Company that expires ratably through June 24, 2000 as long as Mr. Martin remains an employee of or consultant to the Company.

(7) Includes 75,800 shares that were, as of June 15, 2000, subject to a right of repurchase in favor of the Company that expires ratably through May 24, 2001 as long as Mr. Pitteloud remains an employee of or consultant to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent stockholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons, the Company believes that all filing requirements applicable to its officers, directors and ten percent stockholders were complied with for the year ended March 31, 2000, except in the case of Lee Camp and Joseph Markee who inadvertently did not file initial reports of ownership on Form 3 within the required time frame. Reports of initial ownership for Messrs. Camp and Markee were filed on their respective Form 5 for the year ended March 31, 2000.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend.

                                          THE BOARD OF DIRECTORS

Santa Clara, California
July 7, 2000

                                    8X8, INC.                 PRELIMINARY COPIES
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 14, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned stockholder of 8x8, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual meeting of Stockholders and Proxy Statement, and hereby appoints Paul Voois and David Stoll, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of the undersigned, to represent the undersigned at the annual meeting of stockholders of 8x8, Inc. to be held at the offices of the Company at 2445 Mission College Boulevard, Santa Clara, California 95054 on Monday, August 14, 2000 at 2:00 p.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Company common stock that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

   Please mark your vote as indicated in this example. [X]

1. ELECTION OF DIRECTORS

  NOMINEES: 01 -- LEE CAMP; 02 -- BERND GIROD; 03 -- GUY L. HECKER, JR.;
            04 -- CHRISTOS LAGOMICHOS; 05 -- JOSEPH MARKEE; 06 -- WILLIAM P. TAI; 07 -- PAUL VOOIS

                              WITHHOLD AUTHORITY TO VOTE FOR
      FOR         WITHHOLD    INDIVIDUAL NOMINEES LISTED BY
  ALL NOMINEES  ALL NOMINEES          NUMBER BELOW:
      [ ]           [ ]            [ ] ---------------

THE BOARD RECOMMENDS A VOTE FOR ELECTION OF ALL NOMINEES

2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2001.

          [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

3. Proposal to approve an amendment to the Company's restated certificate of incorporation, as amended, to change the Company's name to "Netergy Networks, Inc."
   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

4. Proposal to approve an amendment to the Company's restated certificate of incorporation, as amended, to increase the number of authorized shares of common stock from 40,000,000 to 100,000,000.
   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

5. To approve an amendment to the Company's 1996 Stock Option Plan (the "Plan") to increase the number of shares of Common Stock authorized for issuance over the term of the plan by an additional 2,000,000 shares.
   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

6. To approve an amendment to the Company's 1996 director Option Plan (the "Director Plan") to (i) increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 350,000 shares, from 150,000 shares to 500,000 shares and (ii) provide for an increase in the number of shares granted as non-discretionary grants under the director plan.
   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

7. To vote or otherwise represent the shares on any and all other business which may properly come before the meeting or any adjournment or adjournments thereof, according to their discretion and in their discretion.

   PLACE "X" HERE IF YOU PLAN TO VOTE YOUR SHARES AT THE MEETING [ ]

   MARK HERE FOR ADDRESS CHANGE AND NOTE NEW ADDRESS IN SPACE TO THE LEFT [ ]

                                                       Date:

                                                       -------------------------
                                                              Signature:

                                                       -------------------------
                                                              Signature:

                                                       NOTE: Please sign exactly
                                                       as name appears on your
                                                       stock certificate. If the
                                                       stock is registered in
                                                       the names of two or more
                                                       persons, each should
                                                       sign. Executors,
                                                       administrators, trustees,
                                                       guardians, attorneys and
                                                       corporate officers should
                                                       insert their titles.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.